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                                                                   EXHIBIT 10.23


                                 PROMISSORY NOTE

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Borrower: BancTenn Corp (TIN: 62-122691)   Lender: First American National Bank
          P. O. Box 566                            Correspondent Banking
          Kingsport, TN  37662                     300 Union Street
                                                   First American Center

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Principal Amount:          $5,000,000.00         Date of Note:  August 19, 1998

PROMISE TO PAY. BancTenn Corp. ("Borrower") promises to pay to First American National Bank ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million and 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in accordance with the following payment schedule:

         Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on September 1, 2001. In addition Borrower will pay regular quarterly payments of accrued unpaid interest beginning December 1, 1998, and all subsequent interest payments are due on the same day of each third month after that.

In addition, all other outstanding amounts (expenses, charges and fees, including without limitation reasonable attorneys' fees), if any, will be due in full no later than the maturity of this Note, by acceleration, demand (if applicable), or otherwise. The annual interest rate for this Note is computed on a 365/360 basis, that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied to accrued unpaid interest, principal, unpaid collection costs, late charges, and other charges in such order as Lender elects, except that payments shall be applied to accrued interest before principal.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change based on change in the 90-day LIBOR. Lender will tell Borrower the current LIBOR upon Borrower's request. LIBOR will be adjusted every 90 days, it is understood that these adjustments will not necessarily coincide with the dates of the quarterly payments. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.00% per annum over LIBOR. NOTICE:
Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

DEFINITION OF LIBOR. "LIBOR" is the London Interbank Offered Rate for U.S. Dollar-denominated interbank obligations in the London, England market with terms equal to the interval between interest rate adjustments hereunder (the "Interest Period") and rounded up to the nearest .01% per annum. The interest rate during each Interest Period shall be based on LIBOR as determined by Lender from any generally recognized financial reporting service on the beginning date of the Interest Period, if the beginning date is a Business Day, or, if not a Business Day, on the next succeeding Business Day. A "Business Day" is a day on which Lender is generally open for business and on which current LIBOR quotations are available. If LIBOR becomes unavailable during the term of this loan, Lender may designate a substitute reference rate and margin after notice to Borrower.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due.

LATE CHARGE. If a payment is 5 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due, (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender, (c) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the Related Documents, (d) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished, (e) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property. Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws, (f) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender,
(g) Any guarantor dies or any of the other events described in this default section occur with respect to any guarantor of this Note, (h) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the indebtedness is impaired, (i) Lender in good faith deems itself insecure.


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08-19-98                   PROMISSORY NOTE                     Page 2
Loan No.                     (Continued)

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ADDITIONAL DEFAULT PROVISIONS. Borrower will also be in default if any of the following happens: (a) Either Borrower or any guarantor, surety, or endorser fails to provide timely financial information to Lender when requested, but in no event less frequently than annually, and in form and substance satisfactory to Lender, (b) Any endorser or surety of the Note dies, or any of the events described in this paragraph or in the prior paragraph, titled "Default", occurs with respect to them.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the variable interest rate on this Note to 24.000% per annum, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate), but in no event at an effective total interest rate on this Note greater than the rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Tennessee. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Davidson County, the State of Tennessee, Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of Tennessee.

LOAN CHARGES. Subject to the limits set forth in this paragraph, Borrower agrees to pay loan charge(s) to Lender in an aggregate amount equal to Lender's fees, if disclosed to Borrower prior to their accrual, for: (i) for closing the loan evidenced by this Note (the "Loan"); (ii) taking or forbearing from taking, at Borrower's request, actions respecting this Note or any future instrument evidencing the Loan or any indebtedness derived therefrom in whole or in part (a "Replacement Note") that Lender is not obligated to take or forebear from taking, including any and all extensions, renewals, amendments, and refinancings of, or waivers respecting, this Note or any Replacement Note; and (iii) accepting any partial or complete prepayment of any such Note, if the Note being prepaid provides for a prepayment fee. Prior disclosure of a fee shall be presumed from its payment by Borrower. The aggregate amount of loan charges payable under this paragraph shall not exceed 4% of that portion of the principal indebtedness evidenced by this Note that is not derived from a payment, renewal or refinancing of a prior indebtedness of Borrower to Lender or an affiliate of Lender. Subject to the foregoing limits, Borrower's obligations under this paragraph shall survive the full payment or satisfaction of this Note or any Replacement Note by means of any subsequent extension of credit from Lender. The loan charges described and limited in this paragraph shall not include interest, filing and recording fees and taxes, costs of collection, delinquency charges, and any credit-related insurance otherwise required in connection herewith.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $15.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested orally by Borrower or by an authorized person. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following party or parties are authorized to request advances under the line of credit until Lender receives from Borrower at Lender's address shown above written notice of revocation of their authority: Colon A. Terrell, President and Chief Executive Officer. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

President, Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to


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08-19-98                   PROMISSORY NOTE                     Page 3
Loan No.                     (Continued)

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anyone. All such parties also agree that Lender may modify this loan without the consent of, or notice to anyone other than the party with whom the modification is made.

ADDITIONAL GENERAL PROVISIONS. If this Note evidences, in whole or in part, a renewal, extension, or refinancing of any prior obligation of Borrower (or any Borrower) to Lender, it shall not constitute payment, satisfaction, or a novation of such obligation. This Note, together with any loan documents, security documents and other documents executed in connection with the indebtedness evidenced thereby, represents the entire agreement between Borrower and Lender concerning the subject matter therein, and all prior oral discussions and agreements are merged into said documents. Borrower agrees that Lender may proceed against any collateral security this Note, if applicable, and against any parties liable therefor in such order as it may elect, and neither Borrower, nor any guarantor or creditor of Borrower, shall be entitled to required Lender to marshal assets. The benefit of any rule of law or equity to the contrary is expressly waived. In the event any provisions or clause in this Note is deemed illegal or contrary to law by virtue of any court of competent jurisdiction or by statute, said provision shall be deemed to be severed and deleted from the Note, with all other provisions remaining in full force and effect. Furthermore, for the purpose of determining the rights and obligations of Borrower and Lender regarding this Note, it shall be deemed a negotiable instrument under the Uniform Commercial Code, as incorporated into applicable state law. Finally, in addition to Lender's right to hire someone else to collect this Note, Lender may also, or alternatively, use its staff attorneys to do so, and Borrower shall be responsible for the legal fees and expenses of said staff counsel, if permitted by applicable law.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

BancTenn Corp



X        /s/ Colon A. Terrell, Jr. - President & CEO
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Authorized Officer